EXHIBIT 99.49

HYDROMER, Inc.

Annual Meeting of Stockholders

December 20, 2012

PROXY BALLOT (8K Item 5.07(b))

The undersigned, attorneys and proxies on behalf of the persons whose names are signed to the proxies in favor of the undersigned, which proxies are filed with the Secretary of the Annual Meeting of Shareholders of HYDROMER, INC., convened December 20, 2012, to which proxies reference is hereby made, do hereby cast one vote for each of the 4,016,188 shares of said Corporation represented by such proxies as indicated upon each of the following:

1. Election of Directors

	For	%	Withhold	%	Broker Non-Vote	%
Manfred F. Dyck	3,426,568	99.7%	9,600	0.3%	580,020	0.0%
Robert H. Bea	3,435,268	100.0%	900	0.0%	580,020	0.0%
Maxwell Borow	3,427,768	99.8%	8,400	0.2%	580,020	0.0%
Ursula M. Dyck	3,426,568	99.7%	9,600	0.3%	580,020	0.0%
Dieter Heinemann	3,427,768	99.8%	8,400	0.2%	580,020	0.0%
Frederick L. Perl	3,427,768	99.8%	8,400	0.2%	580,020	0.0%
Michael F. Ryan	3,435,268	100.0%	900	0.0%	580,020	0.0%
George A. Ziets	3,435,268	100.0%	900	0.0%	580,020	0.0%

2. The ratification of the appointment of Rosenberg Rich Baker Berman & Company as Hydromer's independent accountants for the 2013 fiscal year.

For	%	Against	%	Abstain	%	Broker Non-Vote	%
4,015,488	100.0%	0	0.0%	700.0%		0	0.0%

Date: December 20, 2012	Hydromer Inc.
	By	/s/ Kent E. Hansen
Name: Kent. E. Hansen

Date: December 20, 2012	Hydromer Inc.
	By	/s/ Robert Y. Lee
Name: Robert Y. Lee Title: Chief Financial Officer